UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2004

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50856	04-3308180
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employe Identification No.)

62 Fourth Avenue
Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 890-9989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of NeuroMetrix, Inc. (the “Company”) increased its size to six members and appointed Charles R. LaMantia, Ph. D. to serve as a new member of the Board effective as of November 16, 2004. Dr. LaMantia will serve as a Class II Director with a term expiring in 2006. Dr. LaMantia is expected to serve on the audit committee of the Board; however, the Board has not yet determined on which committees Dr. LaMantia will serve. On November 16, 2004, NeuroMetrix, Inc. issued a press release regarding the appointment of Dr. LaMantia.  The full text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

99.1                                       Press Release of NeuroMetrix, Inc. dated November 16, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: November 16, 2004	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Goznai, M.D., Ph.D.
President and Chief Executive Officer

Exhibit Index

99.1                                        Press Release of NeuroMetrix, Inc. dated November 16, 2004.